Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed at Exhibit 99.1 on Forms S-3 and S-8 of our reports, dated December 21, 2016, relating to the consolidated financial statements of Eaton Vance Corp. and the effectiveness of Eaton Vance Corp.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 21, 2016